FOR IMMEDIATE RELEASE

Contact:    Jack L. Brozman, President & Chief Executive Officer
        Paul Gardner, Chief Financial Officer
        Concorde Career Colleges, Inc.
        5800 Foxridge Drive, Suite 500
        Mission, Kansas 66202
        (913) 831-9977

Concorde Career Colleges, Inc. will participate in an investor conference

Mission, Kansas, September 22, 2004...Concorde Career Colleges, Inc. (NASDAQ: CCDC), a provider of career training in allied health programs, today announced that Jack Brozman, Chairman and Chief Executive Officer will participate in the ThinkEquity Partners annual growth conference on Thursday September 23, 2004 at 8:00 AM PT. The event will be held at the Omni Hotel in San Francisco, California.

The presentation will consist of a thirty minute slide presentation that can be accessed at the investor relations section of Concorde's Web site, www.concorde.edu.

Certain statements in this press release may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the 'safe-harbor' provisions of that act. Forward-looking statements regarding economic conditions, efforts of employees, year to year improvements, and effects of corporate initiatives, future profitability, projections, future revenue opportunities, and their impact on 2004 are forward looking statements and not historical facts. These statements are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand, acceptance of services offered by the Company, the Company's ability to maintain current expense and revenue levels, actions by competitors, impairment of federal funding, legislative action, student default rates, changes in federal or state authorization or accreditation changes, changes in market needs and technology, political or regulatory matters, litigation, general economic conditions, changes in management strategy and the Company's ability to leverage its curriculum and management infrastructure to build its student base. Actual results or events could differ materially from those discussed in the forward-looking statements. See the Company's reports on Forms 14A, 10-K and 10-Q filed with the Securities and Exchange Commission for further information. The Company disclaims any obligation to publicly update, revise or correct any forward looking statements, whether as a result of new information, future events or otherwise. To find out more about Concorde Career Colleges, Inc. (NASDAQ: CCDC), visit our website at www.concordecareercolleges.com.